Exhibit 10.2

SERIES AAA PREFERRED SUBSCRIPTION AGREEMENT
Marked changes to the Note Restructuring Version. Provisions not reproduced are unchanged.

Recitals, first WHEREAS

WHEREAS, the Company intends to offer (the “Offering”) for sale up to $38.5 million of shares of Series AAA Convertible Preferred Stock (the “Series AAA Preferred”) convertible into shares of the Company’s Class A common stock, par value $0.001, of the Company (the “Common Stock”). The forms of the Certificate of Designations, Preferences and Rights of the Series AAA Convertible Preferred Stock (the “COD”) is substantially in the form attached hereto as Exhibit A and the Series AAA Preferred and the shares of Class A common stock issuable upon conversion of such securities (the “Underlying Shares”) are being offered in reliance upon the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder (“Regulation D”), the terms and conditions hereinafter set forth; and

WHEREAS, the Company and each Subscriber who elects to pay for the Securities through the cancellation of Existing Notes intend that the issuance of the Securities fully satisfies and discharges the exchanged principal amount of those Existing Notes and all obligations of the Company with respect thereto, and that such Subscriber release the Company from all claims relating to that principal, all on the terms set forth herein.

Section 1.1, second paragraph

If the Subscriber is a holder of one or more promissory notes previously issued by the Company and identified on Schedule 1 hereto, which may include the Company’s subordinated promissory notes, convertible promissory notes and 10% original issue discount promissory notes (the “Existing Notes”), and the Subscriber has elected to pay all or a portion of the purchase price of the Securities pursuant to the cancellation and exchange of the Subscriber’s Existing Notes as indicated on the signature page hereto and on Schedule 1, then on the date hereof the Subscriber shall deliver the Existing Notes to the Company to be cancelled in exchange for the Securities and the Company shall deliver to the Subscriber the Securities. If the original of an Existing Note is lost, stolen, destroyed or otherwise unavailable, the Subscriber shall so represent in Section 2.22 and shall deliver such documentation as the Company may reasonably require, and the Subscriber’s failure to locate an original shall not affect the cancellation and satisfaction provided for in Section 5.

The number of Securities issued to a Subscriber in exchange for Existing Notes shall equal the principal amount exchanged divided by the $1,000 stated value per share. No fractional share shall be issued; any fractional amount shall be paid in cash or rounded up to the next whole share, at the Company’s election.

Section 1.2, cash payment and wiring instructions

If the Subscriber has elected to pay for all or a portion of the purchase price of the Securities in cash, then on the date hereof the Subscriber shall deliver, via wire transfer, immediately available funds for all or such portion of the purchase price of the Securities to the Company and the Company shall deliver to the Subscriber the Securities. The wiring instructions for the Company shall be as follows: [Complete the wiring instructions table or delete this Section 1.2 and the accompanying table in their entirety. The table is blank in the current draft.]

Section 1.3, registration rights

Registration Rights. On the date hereof, the Subscriber shall become party to that Registration Rights Agreement, attached hereto as Exhibit B (the “RRA”), pursuant to which the Company will agree to use commercially reasonable efforts to register the Underlying Shares as described therein.

Section 2.2, accredited investor status

The Subscriber represents that he, she or it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, as indicated by his, her or its Investor Questionnaire, and that he, she or it is able to bear the economic risk of an investment in the Securities. The Subscriber has adequate means of providing for such Subscriber’s current financial needs and foreseeable contingencies and has no need for liquidity of his, her, or its investment in the Securities for an indefinite period of time. The Subscriber must complete the applicable Investor Questionnaire, a form of which is attached hereto as Appendix I, to enable the Company to assess the Subscriber’s eligibility for the Offering. The Subscriber acknowledges that the Company may require third party verification of accredited investor status.

New Sections 2.21 through 2.23

2.21 Going Concern; No Reliance on Prior Statements. The Subscriber acknowledges that the Company’s periodic reports filed with the SEC include disclosure regarding substantial doubt about the Company’s ability to continue as a going concern, and that the Securities are equity securities that rank behind all indebtedness of the Company, including any Existing Notes that remain outstanding. The Subscriber further acknowledges that any prior statement by or on behalf of the Company regarding the expected timing of any repayment of any Existing Note was an estimate only, was not a commitment, and is not relied upon by the Subscriber in entering into this Subscription Agreement.

2.22 Title to Existing Notes; Lost Notes. The Subscriber has good and valid title to each Existing Note, free and clear of all liens, charges, encumbrances and restrictions, and has not sold, assigned, transferred, conveyed or otherwise disposed of any Existing Note, any claim relating to any Existing Note, or any interest therein. If the original of an Existing Note has been lost, the Subscriber represents that after reasonable search it is unable to locate the original, and agrees to indemnify and hold the Company harmless from any claim asserted by any person based on that Existing Note.

2.23 Schedule 1 Accurate. The information set forth on Schedule 1 regarding the Subscriber’s Existing Notes, including the outstanding principal amount thereof, is accurate, and the Subscriber has no claim that the outstanding principal amount of any Existing Note exceeds the amount shown on Schedule 1.

New Section 5, Payoff, Satisfaction and Cancellation of Existing Notes

5.1 Payoff and Satisfaction. Effective upon the Company’s issuance of the Securities, the principal amount of the Existing Notes exchanged pursuant to Section 1.1 (the “Exchanged Principal Amount”), together with all accrued and unpaid interest thereon, all fees, all costs and all other amounts of every kind owing with respect thereto, is and shall be deemed paid in full, satisfied, discharged, cancelled and of no further force or effect. To the extent any Existing Note remains outstanding by its terms, it is hereby cancelled as to the Exchanged Principal Amount, and neither the Company nor the Subscriber shall have any further right, obligation, duty or liability under or with respect to it. The Subscriber acknowledges and agrees that the Subscriber has been paid in full with respect to the Exchanged Principal Amount and has no further claim to payment of principal, interest, default interest, late charges, fees, costs, expenses or any other amount under or arising out of the Existing Notes as to the Exchanged Principal Amount.

5.2 No Novation Ambiguity. The parties intend the Securities to evidence a new and separate obligation of the Company and not a continuation, extension, renewal or modification of the Existing Notes. Nothing in this Subscription Agreement or the Securities revives, reinstates or continues any term of any Existing Note, including any maturity date, interest rate, extension right, conversion right, prepayment restriction, consent right or remedy.

5.3 Maturity and Extension Matters Resolved. Without limiting Section 6, the Subscriber acknowledges and agrees that any and all questions, disputes, positions and claims concerning the maturity date of any Existing Note, any extension or purported extension of any Existing Note, the authority of any person to agree to or consent to any such extension, and the effect of the passage of any maturity date, are fully and finally resolved by this Subscription Agreement as to the Exchanged Principal Amount.

5.4 Partial Elections. If the Subscriber has elected to allocate less than the full outstanding principal amount of its Existing Notes to the Securities, the portion not so allocated shall be treated as set forth on Schedule 1, and nothing in this Subscription Agreement shall satisfy, discharge or release any claim with respect to that portion except as expressly provided on Schedule 1.

New Section 6, Release

6.1 Release of Claims. In consideration of the issuance of the Securities and the other agreements of the Company set forth herein, the Subscriber, on behalf of itself and its heirs, executors, administrators, trustees, beneficiaries, successors, assigns, agents, attorneys, representatives, and any person or entity claiming by, through or under the Subscriber (collectively, the “Releasing Parties”), hereby fully, finally and forever releases, acquits and discharges the Company and each of its past, present and future parents, subsidiaries, affiliates, predecessors, successors and assigns, and each of their respective past, present and future officers, directors, managers, employees, stockholders, members, partners, agents, attorneys, accountants, advisors, insurers and representatives (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of action, suits, debts, liabilities, obligations, damages, losses, costs, expenses and rights of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, fixed or contingent, matured or unmatured, at law or in equity, which any of the Releasing Parties has, has had or may hereafter have against any of the Released Parties, in each case to the extent arising out of, relating to or in connection with the Existing Notes as to the Exchanged Principal Amount, including the offer, sale, issuance, purchase, extension, administration, servicing, non-payment, late payment or maturity thereof, and any statement, communication, representation, omission, forecast, estimate or projection made by or on behalf of any Released Party concerning the Existing Notes or the timing of any repayment thereof, in each case arising at or prior to the date of this Subscription Agreement (collectively, the “Released Claims”).

6.2 Unknown Claims. The Subscriber acknowledges that it may hereafter discover facts different from or in addition to those which it now knows or believes to be true with respect to the Released Claims, and agrees that this release shall remain in full force and effect notwithstanding the discovery or existence of any such different or additional facts. The Subscriber expressly waives, to the fullest extent permitted by applicable law, the benefit of any statute or rule of law that provides that a general release does not extend to claims which the releasing party does not know or suspect to exist in its favor at the time of executing the release, including California Civil Code Section 1542, which reads: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

6.3 Exclusions from Release. Notwithstanding anything to the contrary in this Section 6, the Released Claims do not include, and nothing in this Subscription Agreement releases, waives, limits or impairs: (a) any obligation of the Company under the Securities, the COD or this Subscription Agreement; (b) any right or claim with respect to any portion of the Subscriber’s Existing Notes that is not part of the Exchanged Principal Amount; (c) any right of the Subscriber to file a charge or complaint with, communicate with, provide information to, participate in any investigation or proceeding conducted by, or receive any award for information provided to the United States Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other federal, state or local governmental agency or self-regulatory organization, and the Subscriber does not need the Company’s prior authorization to do so and need not notify the Company that it has done so; or (d) any claim that may not be released as a matter of applicable law.

6.4 Covenant Not to Sue; No Assignment; No Admission; Independent Advice. Subject to Section 6.3, the Subscriber covenants not to commence, maintain, prosecute or participate in any action, suit, arbitration or proceeding against any Released Party asserting any Released Claim. The Subscriber represents that it is the sole owner of the Released Claims and has not assigned or transferred any of them. This release is given in compromise and is not an admission of liability, wrongdoing or breach by any Released Party, each of which is expressly denied. The Subscriber acknowledges that it has had the opportunity to consult counsel of its own choosing regarding this Section 6 and enters into this Subscription Agreement voluntarily.

Section 4.1, notices

Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at CaliberCos Inc., 8901 E. Mountain View Rd. Ste 150, Scottsdale, Arizona 85258, Attention: Caliber Investor Services, email: Notices@CaliberCo.com, and to the Subscriber at his, her or its address indicated on the signature page of this Subscription Agreement. Notices shall be deemed to have been given three (3) business days after the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

Section 4.4, governing law and dispute resolution

This Subscription Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. The parties hereunder agree that any dispute arising out of or relating to an investment pursuant to this Subscription Agreement or concerning this Subscription Agreement, including but not limited to disputes as to arbitrability and all disputes with the Company, or any employee, agent, representative, officer, director or attorney of the Company, shall be resolved through final, binding, non-appealable arbitration, before a single, neutral arbitrator, in Scottsdale, Arizona, in accordance with the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association. The Parties agree that each side will pay fifty percent (50%) of the cost of any arbitration proceedings. Judgment on any arbitration award may be entered in any court having jurisdiction. Any arbitration award shall be in United States Dollars and may be enforced in any jurisdiction in which the party against whom enforcement is sought maintains assets. Nothing in this Section limits any right preserved under Section 6.3. SUBSCRIBER HEREBY WAIVES ANY RIGHT TO SEEK ANY TYPE OF DAMAGES OTHER THAN COMPENSATORY DAMAGES, INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL DAMAGES AND PUNITIVE DAMAGES. SUBSCRIBER HEREBY FURTHER WAIVES THE RIGHT TO A TRIAL BY JURY, THE RIGHT TO BRING A CLASS ACTION SUIT, AND OTHER POTENTIAL REMEDIES THAT OTHERWISE MAY BE AFFORDED BY LAW. THIS IS A CLASS ACTION WAIVER THAT APPLIES TO ALL DISPUTES ARISING OUT OF THIS INVESTMENT, INCLUDING BUT NOT LIMITED TO ANY

DISPUTES WITH THE COMPANY AND ALL OF ITS EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, OR ATTORNEYS.

Section 4.12, expiration

The Offering shall terminate on the earlier of (i) [__________], 2026, (ii) the sale of all remaining authorized shares of Series AAA Preferred, or (iii) such earlier time as determined by the Company in its sole discretion (the “Expiration Date”).

Investor Questionnaire, Part I item 2 and Part II item 2

To be qualified to invest in the Securities, the Investor must be an Accredited Investor. [Conform the corresponding provision in Part II. The existing alternative permits a non-accredited subscriber, which is inconsistent with Section 2.2 and changes the information delivery requirements under Rule 506(b).]

Exhibit A

Exhibit A, Certificate of Designations. Attach the Certificate of Designations as filed with the Secretary of State of the State of Delaware on April 9, 2026, and not the unexecuted form.

New Schedule 1, Existing Notes and Election. Include for each Existing Note the instrument and date, original principal, outstanding principal, principal exchanged for Securities, and the treatment of any principal not exchanged, with a total of the principal exchanged. The release in Section 6 applies only to the principal amount shown as exchanged.